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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) APRIL 17,2002

                              ---------------------

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                            (State of incorporation)



         0-9950                                              74-1765729
(Commission File Number)                                  (I.R.S. Employer
                                                          Identification No.)

200 HERMANN DRIVE, ALVIN, TEXAS                                77511
(Address of principal executive offices)                     (Zip Code)


                                  281-331-6154
              (Registrant's Telephone Number, Including Area Code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Effective April 17, 2002, the Company rescinded the appointment of Arthur Andersen LLP as its independent auditor for the year ended May 31, 2002. Arthur Andersen LLP was initially appointed as the Company's auditor effective as of August 31, 2001 but has not yet performed an audit of the Company's financial statements for any fiscal year. Deloitte & Touche LLP audited the financial statements for the fiscal years 2001 and 2000 and expressed unqualified opinions thereon. The termination of Deloitte & Touche LLP and the appointment of Arthur Andersen LLP were previously reported on a Form 8-K/A that was filed on October 3, 2001. The decision to now rescind the appointment of Arthur Andersen LLP has been approved by the Audit Committee and the Board of Directors.

      There have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure since the date of their appointment on August 31, 2001, through the rescission of their appointment on April 17, 2002. Additionally, there have been no reportable events, as defined by item 304 (a)(1)(v) of Regulation S-K during the same period.

      A letter from Arthur Andersen LLP, addressed to the Securities and Exchange Commission, expressing agreement with the above statement is filed as an exhibit to this Form 8-K.

      The Company is in the process of selecting a new auditor for the fiscal year ended May 31, 2002 and will file an 8-K when the new auditor is formally engaged.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit #                         Description
---------                         -----------

   (16) Letter dated April 18, 2002 to SEC from Arthur Andersen LLP re: change in accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TEAM, INC.
                                                ---------------------------
                                                (Registrant)

                                                /s/ Ted W. Owen
                                                ---------------------------
                                                Ted W. Owen
                                                Vice President and CFO
                                                (Principal Accounting Officer)
Date:  April 23, 2002